UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 30, 2004


                            AMERICAN GOLDFIELDS INC.
             (Exact name of registrant as specified in its charter)

          Nevada                    000-49996                  71-0867612
          ------                    ---------                   ----------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

                           200-4170 Still Creek Drive
                          Burnaby, B.C., Canada V5C 6C6
                    (Address of principal executive offices)

                                  604-299-6600
              (Registrant's telephone number, including area code)


                                 ---------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 30, 2004, American Goldfields Inc. (the "Company") executed an agreement with MinQuest, Inc. ("MinQuest") granting the Company the right to purchase 100% of the mining interests of a Nevada mineral exploration property currently controlled by MinQuest, a natural resource exploration company. Mr. Richard Kern, who joined the Board of Directors of the Company on May 26, 2004, is the President of MinQuest.

The property, known as the Imperial property, consists of 22 contiguous, unpatented mineral claims covering approximately 450 acres located in Esmeralda County, Nevada. All of the claims are administered by the Department of Interior, Bureau of Land Management.
Simultaneous with the execution and delivery of the Property Option Agreement, the Company paid MinQuest $60,000. In order to earn a 100% interest in the Imperial property, the Company must pay MinQuest, Inc. and incur expenditures relating to mining operations in accordance with the following schedule: (i) on or before July 1, 2005, $20,000 to MinQuest and incur $75,000 in expenditures incidental to the mining operations; (ii) on or before July 1, 2006, $20,000 to MinQuest and an additional $100,000 in expenditures; (iii) on or before July 1, 2007, $20,000 to MinQuest and an additional $100,000 in expenditures; (iv) on or before July 1, 2008, $20,000 to MinQuest and an additional $100,000 in expenditures; and (v) on or before July 1, 2009, incur an additional $125,000 in expenditures. Since our payment obligations are non-refundable, if we do not make any payments, we will lose any payments made and all our rights to the properties. If all said payments are made, then we will acquire all mining interests in the property. MinQuest is entitled to retain a 3% royalty of the aggregate proceeds received by us from any smelter or other purchaser of any ores, concentrates, metals or other material of commercial value produced from the property, minus the cost of transportation of the ores, concentrates or metals, including related insurance, and smelting and refining charges, including penalties. Such royalty is payable quarterly within 30 days after the end of each calendar quarter during which we receive proceeds with respect to ores, concentrates, metals or other material of commercial value.
The Company agreed to use MinQuest for on-site management at rates reasonably acceptable. In addition, any mineral interests staked, located, granted or acquired by either the Company or MinQuest which is located within 1 mile of the property will be included in the option granted to the Company. The Company will escrow $5,000 for the costs of staking additional claims undertaken by MinQuest at the request of the Company.

In order to fund the payment due to MinQuest upon execution of the Property Option Agreement, the Company entered into a Loan Agreement with a minority shareholder of the Company. The entire proceeds of the $60,000 loan were used to make the initial $60,000 payment to MinQuest. The loan bears interest at the Bank of Canada Prime Rate plus 1% and is repayable on or before July 5, 2005. The Company has the option of repaying the loan earlier without penalty. No security was provided for the loan.

For all the terms and conditions of the Property Option Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 1. All statements made herein concerning the foregoing agreement are qualified by reference to Exhibit 1.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      American Goldfields Inc.
                                     (Registrant)

                                      By: /s/ Donald Neal
                                      Donald Neal, Chief Executive and Financial
                                      Officer, Treasurer and Secretary

Date:  July 9, 2004